Exhibit 99.1

FINANCIAL STATEMENTS Tejon Mountain Village, LLC Years Ended December 31, 2013 and 2012 With Report of Independent Auditors

Tejon Mountain Village, LLC

Financial Statements

Years Ended December 31, 2013 and 2012

Report of Independent Auditors

The Members

Tejon Mountain Village, LLC

We have audited the accompanying financial statements of Tejon Mountain Village, LLC, which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tejon Mountain Village, LLC at December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

May 30, 2014

/s/ Ernst & Young LLP

Tejon Mountain Village, LLC

Balance Sheets

	December 31
	2013	2012
Assets
Cash	$52,365	$218,098
Development in progress	99,637,257	92,846,166

Total assets	$99,689,622	$93,064,264

Liabilities and members’ equity
Accounts payable and accrued expenses	$164,353	$195,863
Due to related-party	1,605	27,768

Total liabilities	165,958	223,631

Members’ equity	99,523,664	92,840,633

Total liabilities and members’ equity	$99,689,622	$93,064,264

See accompanying notes.

Tejon Mountain Village, LLC

Statements of Operations

	Year Ended December 31
	2013	2012
Expenses
Operating expenses	$116,969	$84,174

Net loss	$(116,969)	$(84,174)

See accompanying notes.

Tejon Mountain Village, LLC

Statements of Members’ Equity

	Tejon Ranchcorp	DMB TMV, LLC	Total
Balance at December 31, 2011	$27,512,903	$57,511,904	$85,024,807
Contributions from members	3,950,000	3,950,000	7,900,000
Net loss	(42,087)	(42,087)	(84,174)

Balance at December 31, 2012	31,420,816	61,419,817	92,840,633
Contributions from members	3,400,000	3,400,000	6,800,000
Net loss	(58,484)	(58,485)	(116,969)

Balance at December 31, 2013	$34,762,332	$64,761,332	$99,523,664

See accompanying notes.

Tejon Mountain Village, LLC

Statements of Cash Flows

	Year Ended December 31
	2013	2012
Operating activities
Net loss	$(116,969)	$(84,174)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities	(218,102)	—
Development in progress	(6,630,662)	(8,617,708)

Net cash used in operating activities	(6,965,733)	(8,701,882)

Financing activities
Contributions from members	6,800,000	7,900,000

Net cash provided by financing activities	6,800,000	7,900,000

Net decrease in cash	(165,733)	(801,882)
Cash at beginning of year	218,098	1,019,980

Cash at end of year	$52,365	$218,098

Supplemental disclosure of noncash activity
Accrued capital expenditures included in accounts payable and accrued expenses and due to related parties	$(160,429)	$(898,559)

See accompanying notes.

Tejon Mountain Village, LLC

Notes to Financial Statements

December 31, 2013

1. Organization and Business

Tejon Mountain Village, LLC, or the Company, a Delaware limited liability company, was established on March 29, 2006, with Tejon Ranchcorp, or Tejon, a California corporation, and DMB TMV, LLC, or DMB, an Arizona corporation, as members. Each member has a 50% share of ownership and profits or losses. The Company was formed for the purpose of entitling, developing, building, and operating a resort and residential community in Kern County, California. During 2006, the Company acquired the rights of all studies, research, and other work performed by Tejon Ranchcorp related to the Tejon Mountain Village (TMV) development. The Company will continue to seek entitlement approval and subsequently develop and build TMV. The Company’s operations are dependent on the financial and operational support of its members.

General Partners:
Tejon Ranchcorp	50%
DMB TMV, LLC	50%

Initial funding for the Company was through an initial capital contribution, as defined in the operating agreement, by DMB of $13,500,000, which was credited to that member’s capital account and immediately distributed to Tejon in exchange for one-half of the contributed rights to previously performed work on the TMV project. In total, DMB has contributed $43.5 million of initial entitlement contribution capital. In February 2009, the partners began sharing entitlement expenses equally. Upon commencement of the development phase (future) of the project, Tejon shall contribute by grant deed the land designated for development, and the members will continue to share equally in all development funding. Based on a 2011 amendment to the partnership agreement, the value of the land designated for development was agreed to be $34,500,000.

The joint venture agreement also provides that cash distributions will be distributed quarterly to Tejon and DMB in an amount proportional to: (1) Tejon’s $13.5 million net initial contribution and (2) DMB’s $43.5 million initial entitlement contribution as noted above. After both Tejon and DMB have recovered these contribution amounts plus a 20% return, compounded quarterly, further distributions are 50/50 until specific return goals have been achieved, after which Tejon will receive 60% of distributions and DMB will receive 40% of distributions. As of December 31, 2013 and 2012, Tejon had cumulative unpaid returns of $65,160,000 and $47,751,000, respectively, and DMB had cumulative unpaid returns of $137,955,000 and $102,333,000, respectively, not including return of capital.

Tejon Mountain Village, LLC

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses. Actual results could vary from those estimates, and such differences may be material to the financial statements.

Development in Progress

Development in progress is stated at cost and will be depreciated using the straight-line method over the estimated useful lives, once placed into service. The Company evaluates for impairment when events or changes in circumstances indicate that the carrying value of assets contained in the financial statements may not be recoverable. The impairment calculation compares the carrying value of the asset to the asset’s estimated future cash flows (undiscounted). If the estimated future cash flows are less than the carrying value of the asset, the Company calculates an impairment loss. The impairment loss calculation compares the carrying value of the asset to the asset’s estimated fair value, which may be based on estimated future cash flows (discounted). The Company recognizes an impairment loss equal to the amount by which the asset’s carrying value exceeds the asset’s estimated fair value. If the Company recognizes an impairment loss, the adjusted carrying amount of the asset will be its new cost basis. For a depreciable long-lived asset, the new cost basis will be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Maintenance and repair costs are charged to operating expenses as incurred, while significant improvements, replacements, and major renovations are capitalized.

The Company currently owns no depreciable assets.

Credit Risk

The Company maintains its cash and cash equivalents in federally insured financial institutions. The account balances at these institutions periodically exceed Federal Deposit Insurance Corporation (FDIC) insurance coverage, and as a result, there is a concentration of credit risk to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk is not significant.

Tejon Mountain Village, LLC

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Allocation of Cost for Real Estate Development

The Company follows Accounting Standards Codification (ASC) 976, Real Estate – Retail Land, in establishing whether costs associated with acquiring, developing, constructing, and selling real estate should be capitalized. Due to the current phase of the Company’s operations, that of pursuing entitlement, permitting, and predevelopment activities, most costs incurred qualify under this standard as capitalizable costs.

Income Taxes

No provision has been made in the accompanying financial statements for federal or state income taxes because the Company is treated as a partnership for tax purposes and the results of operations are included in the tax returns of its members.

The Company follows the accounting guidance with respect to how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. The guidance requires the assessment of tax positions taken or expected to be taken in the Company’s tax returns to determine whether the tax positions are more likely than not to be sustained upon examination by the applicable tax authority. Tax positions deemed to meet the more-likely-than-not threshold would be recorded as tax benefits or expenses in the current year. Management of the Company is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, which includes federal and certain states. The Company has no examinations in progress, and none are expected at this time.

3. Development in Progress

The development in progress of $99,637,257 and $92,846,166 at December 31, 2013 and 2012, respectively, comprises investments in planning and entitlement work. Of these amounts, $6,630,662 and $8,617,708, respectively, represent expenditures for work performed for the Company for the periods ended December 31, 2013 and 2012, respectively. Of the total amount of development in progress, $27,000,000 consists of the rights to all studies, research, and other work performed by Tejon related to the TMV project prior to the formation of the Company. Tejon contributed these rights to the Company upon formation of the Company. DMB contributed $13,500,000 to the Company at formation, which was then distributed to Tejon.

Tejon Mountain Village, LLC

Notes to Financial Statements (continued)

4. Related-Party Transactions

Pursuant to the Company’s operating agreement, the members are entitled to management fees for entitlement and management services performed which are determined annually by the members as part of the Company’s budgeting process. In addition to management fees, the members are reimbursed certain agreed upon costs incurred on behalf of the Company. Management fees and reimbursements to members totaling $3,762,502 and $1,643,019 were incurred and capitalized by the Company for the years ended December 31, 2013 and 2012, respectively. There were $1,605 and $27,768 of management fees and reimbursable costs included in accounts payable at December 31, 2013 and 2012, respectively.

Included in management fees for the year ended December 31, 2013 is a $1,800,000 bonus paid to the DMB member for achieving the final entitlement milestone during the year.

5. Commitments and Contingencies

On November 10, 2009, a suit was filed in the U.S. District Court for the Eastern District of California (Fresno Division) by David Laughing Horse Robinson, or the plaintiff, an alleged representative of the federally unrecognized Kawaiisu Tribe. The suit alleged, inter alia, that the Company does not hold legal title to the land within the TMV development it seeks to develop. The grounds for the federal lawsuit were the subject of a United States Supreme Court decision in 1924 whereby the United States Supreme Court found against the Indian tribes. The suit named as defendants the Company, two affiliates (Tejon Mountain Village, LLC and Tejon Ranchcorp), the County of Kern, or the County, and Ken Salazar in his capacity as U.S. Secretary of the Interior.

The Company and other defendants filed motions to dismiss the plaintiff’s complaint for failure to state a claim and lack of jurisdiction. On January 24, 2011, the Company received a ruling by Judge Wanger dismissing all claims against the Company, TMV, the County, and the federal defendants. However, the judge did grant a limited right to the plaintiff to amend certain causes of action in the complaint.

During April 2011, the plaintiff filed his second amended complaint against the Company, alleging similar items to those in the original suit. The plaintiff filed new materials during July 2011 related to his second amended complaint. Thereafter, the case was reassigned to Magistrate Judge McAuliffe. On January 18, 2012, Judge McAuliffe issued an order dismissing all claims in the plaintiff’s second amended complaint for failure to state a cause of action and/or lack of

Tejon Mountain Village, LLC

Notes to Financial Statements (continued)

5. Commitments and Contingencies (continued)

jurisdiction, but allowing the plaintiff one more opportunity to state certain land claims, provided the plaintiff file an amended complaint on or before February 17, 2012. The court also indicated that it was considering dismissing the case due to the lack of federal recognition of the Kawaiisu Tribe. The court then granted the plaintiff an extension until March 19, 2012, to file his third amended complaint.

The plaintiff filed his third amended complaint on March 19, 2012. The defendants filed motions to dismiss all claims in the third amended complaint without further leave to amend on April 30, 2012. The plaintiff thereafter substituted new counsel and with leave of court filed his opposition papers on June 8, 2012. The defendants filed their reply papers on June 22, 2012. Oral argument of the motions to dismiss the third amended complaint was conducted on July 20, 2012. On August 7, 2012, the court issued its order dismissing all of Mr. Robinson’s claims without leave to amend and with prejudice, on grounds of lack of jurisdiction and failure to state a claim.

On September 24, 2012, Mr. Robinson (through another new counsel) filed a timely notice of appeal to the U.S. Court of Appeals for the Ninth Circuit Court. On September 26, 2012, the Court of Appeals issued its time schedule order calling for briefing to be completed by February, 2013. Mr. Robinson’s brief was due to be filed on January 2, 2013. On February 26, 2013, the Ninth Circuit Court issued an order dismissing the appeal for failure to prosecute including failure to file an opening brief. Forty-five days later, Mr. Robinson’s counsel filed a motion to reinstate the appeal. As an excuse, Mr. Robinson’s new counsel offered that he overlooked the court of appeal’s briefing schedule order and assumed that state court procedure would be followed. The motion to reinstate the appeal was accompanied by a proposed opening brief. In response, the Company and the County filed oppositions to the motion to reinstate the appeal. Despite objections by the Company and the County (in which the U.S. Department of Justice, or the DOJ, did not join), the Ninth Circuit granted Mr. Robinson’s motion to reinstate, rejected the appeal of that reinstatement decision by the County and the Company, and set a due date of July 7, 2013, for the opposition briefs of the Company and the County to be filed. Thereafter, the DOJ and the County exercised their right to obtain an automatic 30-day extension to August 6, 2013, and the Company filed an unopposed motion (which the Ninth Circuit Court granted) extending the Company’s date for its opposition brief to August 6, 2013, as well. Thereafter, the DOJ requested and obtained further extensions of time to file its answering brief, first to August 27, 2013, and finally to September 17, 2013.

Tejon Mountain Village, LLC

Notes to Financial Statements (continued)

5. Commitments and Contingencies (continued)

The Company filed its answering brief and supplemental excerpts of record on August 27, 2013. Kern County and the DOJ both filed their answering briefs on September 17, 2013. Both the Company and Kern County (but not the DOJ) included in their answering briefs the argument that the Court of Appeals lacks jurisdiction to hear the appeal because the plaintiff did not show the required extraordinary good cause for his failure to file his opening briefs. The plaintiff filed a short reply brief on November 4, 2013. The matter is now fully briefed, but the Ninth Circuit Court has not yet indicated whether it will entertain oral argument before deciding the case. In the meantime, the Company continues to believe that a negative outcome of this case is remote and the monetary impact of an adverse result, if any, cannot be estimated at this time.

The Company has purchase obligations of $564,412 and $660,852 as of December 31, 2013 and 2012, respectively. These cash contract commitments consist of contracts in various stages of completion related to entitlement costs of TMV. At the present time, there are no capital lease obligations or purchase obligations outstanding.

6. Subsequent Events

The Company has evaluated subsequent events through May 30, 2014, the date of issuance of the financial statements. No material subsequent events have occurred since December 31, 2013, that required recognition or disclosure in these financial statements.